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                                                                   Exhibit 10.14

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Termination Agreement") is entered into as of this 3rd day of February 2003, but effective as of the Effective Date as set forth below, by and between INSMED PHARMACEUTICALS, INC., a corporation organized under the laws of the Commonwealth of Virginia and having a business address at 4851 Lake Brook Drive, Glen Allen, Virginia 23060 ("Insmed") and TAISHO PHARMACEUTICAL CO., LTD., a corporation organized under the laws of Japan and having a business address at 24-1, Takata 3-chome, Toshima-ku, Tokyo, 170-8633 ("Taisho").

         WHEREAS, effective July 10, 2000 Insmed and Taisho entered into a License and Development Agreement ("License Agreement") for the development of D-chiro-inositol; and

         WHEREAS, by Amendment dated September 5, 2002 ("the Amendment") Insmed and Taisho agreed to amend the License Agreement to release Taisho from any obligations relating to the use of D-chiro-inositol for the polycystic ovary syndrome indication and agreed on payments due to Insmed; and

         WHEREAS, under the License Agreement as amended by the Amendment Taisho had the right to terminate the License Agreement upon six months written notice to Insmed or earlier with the approval of Insmed; and

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         WHEREAS, by letter dated September 30, 2002 Taisho notified Insmed of its intent to terminate the License Agreement in accordance with the terms of the Amendment; and

         WHEREAS Insmed has agreed to an earlier termination subject to the fulfillment by Taisho of certain obligations which are expressly provided in this Termination Agreement and are regarded as all and exclusive obligation of Taisho;

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and undertakings set forth below and all other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Insmed and Taisho hereby agree as follows:

         1. Effective upon the date of Insmed's receipt of the payment of $52,500.00 from Taisho ("the Effective Date"), which represents outstanding expenses incurred by Insmed for the prosecution and maintenance of relevant patents in the Territory and was agreed to be paid pursuant to the terms of the Amendment, the License Agreement will be terminated. The Effective Date shall be notified in writing to Taisho upon receipt by Insmed of such payment for the record.

         2. Effective as of the Effective Date, Taisho releases, assigns and transfers to Insmed all rights to the Technical Information, New Intellectual Property, Licensed Patents, and other intellectual property which are owned by Insmed and granted by Insmed to Taisho under the License Agreement. Taisho confirms that there are no Technical Information, New Intellectual Property, Licensed Patents, and other intellectual property which are obtained from research

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and/or development under the License Agreement and owned or controlled by Taisho except for data and materials which are listed in the affixed Attachment which was prepared through agreement of the parties and which shall be delivered to Insmed after the execution of this Termination Agreement in order for Insmed to use them without any payment to Taisho in the world.

         3. The provisions of Articles 5 and 10 of the License Agreement survive the termination of the License Agreement

         4. Effective as of the Effective Date, each party releases the other from any and all obligations, monetary or otherwise, under the License Agreement, except for the obligations and agreements which are expressly provided in this Termination Agreement.

         IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed by their duly authorized officers as of this 3rd day of February 2003 but effective as of the Effective Date as set forth in this Agreement.

                                         INSMED PHARMACEUTICALS, INC.

                                         By: ___________________________________
                                               Geoffrey Allan, President and CEO
                                               Date: ________________

                                         TAISHO PHARMACEUTICAL CO., LTD.


                                         By: ___________________________________
                                               Akira Uehara, President
                                               Date: ___________________________

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